UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 328-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Purchase Agreement

On June 30, 2026, Talos Ocho Energy LLC (“Talos Ocho”), a Delaware limited liability company and an indirect wholly owned subsidiary of Talos Energy Inc., a Delaware corporation (“Talos” or the “Company”), and RE Fund V Holdco II Infrastructure, LLC, a Delaware limited liability company and an affiliate of Ridgewood Energy Corporation (together with Talos Ocho, the “Buyers”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Shell Offshore Inc., a Delaware corporation (“Seller”), pursuant to which the Buyers agreed to acquire certain oil and gas properties and related assets located in the Outer Continental Shelf in the Mississippi Canyon area of the Gulf of America, including interests in the Na Kika and Coulomb deepwater producing assets (the “PSA Assets”), for an unadjusted aggregate cash purchase price of $1,700 million, subject to certain customary adjustments set forth in the Purchase Agreement (as it may be adjusted, the “Purchase Price”). The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions and has an economic effective date of July 1, 2025.

Pursuant to the Purchase Agreement, each Buyer will acquire an undivided 50% interest in the PSA Assets, each such undivided interest comprising a 50% working interest in the Coulomb field and a 25% working interest in the BP-operated Na Kika platform and related Kepler, Ariel, Fourier and Herschel fields, and Talos Ocho will acquire operatorship of the Coulomb field (collectively, the “Acquisition”). Assuming all of the PSA Assets, some of which are subject to the Preferential Right (as defined below), are transferred at closing of the Acquisition, each Buyer’s share of the unadjusted Purchase Price is $850 million. In connection with and upon execution of the Purchase Agreement, to assure the parties’ performance of their respective obligations, each Buyer deposited a cash deposit of $42.5 million (an aggregate of $85 million) (the “Deposit”) with an escrow agent pursuant to an escrow agreement among the Buyers, Seller and the escrow agent. The Deposit will be credited toward the Purchase Price payable at the closing of the Acquisition.

Seller’s working interests in the Kepler, Ariel, Fourier and Herschel fields operated by BP and comprising a portion of the PSA Assets (the “Na Kika Interests”) are subject to a preferential right to purchase in favor of BP (the “Preferential Right”). BP has a period of 30 days to exercise the Preferential Right following its receipt of notice of the Buyers’ intent to purchase the Na Kika Interests. Pursuant to the Purchase Agreement, if BP exercises the Preferential Right, the Na Kika Interests will be excluded from the Acquisition and the Purchase Price will be reduced by the allocated value of the Na Kika Interests.

The Purchase Agreement also provides for a price-based upside sharing arrangement and a commitment of 100% of oil volumes through December 31, 2027 via a crude oil purchase agreement with a Seller trading affiliate, as well as, solely to the extent the Na Kika Interests are acquired by the Buyers in the Acquisition, (i) a 2.5% overriding royalty interest granted to Seller for production from certain new leases utilizing the Na Kika platform that may be entered into in the future and (ii) two $10 million contingent payments to Seller, each payable by the Buyers upon Seller achieving certain contractual milestones with respect to production handling at the Na Kika platform within the timeframes specified in the Purchase Agreement.

The Acquisition is expected to close by the end of 2026, subject to the satisfaction of customary closing conditions, including, among others, (i) the accuracy of each party’s representations and warranties in the Purchase Agreement (subject to specified materiality standards and customary qualifications), (ii) each party’s performance or compliance in all material respects with the covenants contained in the Purchase Agreement, and (iii) the receipt of necessary government consents or approvals, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any applicable foreign antitrust law. There can be no assurance that these closing conditions will be satisfied.

The Purchase Agreement also provides for certain termination rights for Seller and the Buyers, including (and subject to certain conditions and exceptions in each case), (a) from or after October 1, 2026 the (“Target Closing Date”), by either Seller or the Buyers, if the other party’s conditions to close have been satisfied but such party refuses to close, or (b) from or after December 31, 2026 (the “Outside Date”) if any of such party’s conditions to close have not been satisfied or waived or closing has not otherwise occurred.

Subject to certain further terms, conditions and exceptions, if the Purchase Agreement is terminated, or is terminable, (a) by Seller, (i) from or after the Outside Date if Seller’s conditions to closing have not been satisfied (or waived) as a result of the breach or failure of any of the Buyers’ representations, warranties, or covenants under the Purchase Agreement or the failure of the Buyers to deliver requisite closing deliverables or (ii) if the Target Closing Date has occurred, all of the Buyers’ conditions to closing have been satisfied or waived and the Buyers are unable or unwilling to perform their closing obligations, then Seller will have the right to terminate the Purchase Agreement and receive the entirety of the Deposit as liquidated damages; or (b) by the Buyers, (i) from or after the Outside Date if the Buyers’ conditions to closing have not been satisfied (or waived) as a result of the breach or failure of any of Seller’s representations, warranties, or covenants under the Purchase Agreement, the failure of Seller to deliver requisite closing deliverables or a third party has challenged the validity of a preferential rights notice or the Acquisition contemplated by the Purchase Agreement or (ii) if the Target Closing Date has occurred, all of Seller’s conditions to closing have been satisfied or waived and Seller is unable or unwilling to perform its closing obligations, then the Buyers will have the right to terminate the Purchase Agreement, receive a refund of the Deposit and seek specific performance by Seller to consummate the Acquisition. The Buyers’ respective obligations under the Purchase Agreement are several and not joint, and Seller’s receipt of the Deposit as liquidated damages shall be Seller’s sole and exclusive remedy in the event of a termination by Seller as described above.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated into this Item 1.01 by reference.

The Purchase Agreement has been included with this Current Report to provide investors and security holders with information regarding the terms of the transactions contemplated therein. It is not intended to provide any other factual information about Talos, the Buyers, Seller or the PSA Assets. The representations, warranties, covenants and agreements contained in the Purchase Agreement, which are made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Talos’ security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or the PSA Assets. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Talos’ public disclosures.

Credit Agreement Amendment

On June 30, 2026, contemporaneously with entry by Talos Ocho into the Purchase Agreement, the Company, Talos Production Inc., a Delaware limited liability company and a wholly owned subsidiary of the Company (“Talos Production”), and certain other direct and indirect subsidiaries of the Company and Talos Production entered into the Borrowing Base Redetermination Agreement, Incremental Agreement, and First Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment, among other things, permits the incurrence of additional indebtedness in order to fund the Acquisition, with such indebtedness excluded from any reduction of the borrowing base that would otherwise result from such incurrence, and reaffirms the borrowing base at $700 million as part of the biannual redetermination of the borrowing base, effective upon closing of the Credit Agreement Amendment. The Credit Agreement Amendment also (i) provides for a borrowing base increase from $700 million to $850 million (or $800 million if BP exercises the Preferential Right) and (ii) provides for an increase in the letter of credit sublimit from $250 million to $300 million, in each case, subject to and effective upon the consummation of the Acquisition.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report under the heading “Credit Agreement Amendment” is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On June 30, 2026, Talos issued a press release regarding the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished in this Current Report pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing of Talos under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of June 30, 2026, by and among Shell Offshore Inc., Talos Ocho Energy LLC, and RE Fund V Holdco II Infrastructure, LLC.

10.1*	Borrowing Base Redetermination Agreement, Incremental Agreement, and First Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2026, by and among Talos Energy Inc., Talos Production Inc., each other Credit Party, JPMorgan Chase Bank, N.A., as Administrative Agent, and each Lender party thereto.

99.1	Press Release, dated June 30, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*

Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2026

TALOS ENERGY INC.

	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary